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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


PHARMACIA CORPORATION:

We consent to the incorporation by reference in Pharmacia Corporation's Registration Statement on Form S-8 of our report dated February 12, 2001, on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 2000 and for the year then ended; and of our report dated February 25, 2000, on the consolidated financial statements of Monsanto Company and subsidiaries as of December 31, 1999, for the year ended December 31, 1999, incorporated by reference in the annual report on Form 10-K of Pharmacia Corporation for the year ended December 31, 2000.




/s/  DELOITTE & TOUCHE LLP


St. Louis, Missouri
June 28, 2001



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